Exhibit 10.6

Erickson Air-Crane Incorporated

Form of Restricted Stock Units Award Agreement

This Agreement is made and entered into as of                 , 20       by and between Erickson Air-Crane Incorporated, Inc., a Delaware corporation (the “Company”), and               (“Recipient”).  By accepting this award, Recipient agrees to all of the terms and conditions of this agreement (this “Agreement”).

1.                                      Grant and Terms of Restricted Stock Units.  Effective as       , the Company hereby grants to Recipient                               restricted stock units (each, an “RSU”), subject to the restrictions, terms, and conditions set forth in this Agreement and the Plan.  All of the RSUs are subject to the restrictions, terms, and conditions of the Company’s 2011 Stock Incentive Plan (the “Plan”), a copy of which has been made available to Recipient.

2.                                      Rights under Restricted Stock Units.  Each RSU represents an unfunded, unsecured obligation of the Company to deliver to Recipient one share of Common Stock.  Upon any change in the outstanding Common Stock of the Company described in Section 10.1 of the Plan or any “Transaction” as defined in Section 10.2 of the Plan, the number of shares of Common Stock deliverable with respect to each RSU shall be appropriately adjusted as determined by the Company’s Board of Directors.  If in any Transaction Common Stock is exchanged for or converted into property other than Common Stock, the consideration deliverable with respect to each RSU shall be the per share consideration received by the holders of the Common Stock.

3.                                      Vesting and Delivery Dates.  The RSUs granted under this Agreement vest as follows           , and entitle Recipient to receive the number of shares of Common Stock as determined in Section 2 of this Agreement (the “Shares”) on        (the “Delivery Date”). The Company shall cause its transfer agent to deliver the Shares to Recipient on the Delivery Date, which Shares may be certificated or uncertificated.

4.                                      Restrictions on Transfer and Delivery on Death.  Recipient may not sell, transfer, assign, pledge, or otherwise encumber or dispose of the RSUs.  If Recipient is not living on the Delivery Date, the registered owner of the shares delivered by the Company pursuant to this section will be the person or persons establishing rights of ownership by will or under the laws of descent and distribution.

5.                                      Recipient’s Rights as Stockholder.  Recipient shall have no rights as a stockholder with respect to the RSUs or the Shares underlying them until the Company delivers the Shares to Recipient on the Delivery Date.

6.                                      Internal Revenue Code Section 409A.  The award made pursuant to this Agreement is intended to comply with the payment requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be interpreted consistently with such intent.  The Company may adopt such amendments to the award or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect) or take any other actions the Company determines are necessary or appropriate to exempt the award from the application of Section 409A, to preserve the intended tax treatment of the benefits provided with respect to the award, or to comply with the requirements of Section 409A.

7.                                      Taxes.  Recipient acknowledges and agrees that (a) Recipient will not make an election under Section 83(b) of the Code with respect to the RSUs, (b) Recipient will recognize taxable compensation income for Federal Insurance Contributions Act (FICA) purposes at the time of vesting, (c) Recipient will recognize taxable compensation income for federal, state and local income tax purposes at the time Shares are delivered to or for the benefit of Recipient, (d) the amount of income Recipient will recognize will be equal to the fair market value of the Shares on the relevant income recognition date, and (e) the Company will be required to withhold applicable income and employment taxes on amount of income recognized.

8.                                      Tax Withholding.  Recipient shall pay to the Company upon request an amount in cash equal to the Recipient’s portion of any FICA tax that arises before the Delivery Date.  In connection with delivery of Common Stock pursuant to this award, the Company will withhold from the number of shares of Common Stock otherwise deliverable a number of shares of Common Stock having a market value equal to the minimum amount necessary to satisfy the required withholding obligations arising at that time. Notwithstanding any contrary provision of this Agreement, no shares of Common Stock will be issued unless and until all income, employment and other taxes that the Company determines must be withheld or collected with respect to the Common Stock have been withheld or collected to the satisfaction of the Company.  In addition and to the maximum extent permitted by law, the Company shall have the right to retain without notice from salary or other amounts payable to Recipient, cash sufficient to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable shares.

9.                                      Not a Contract of Employment. Nothing in the Plan or this Agreement shall confer upon Recipient any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or to interfere in any way with the right of the Company or any parent or subsidiary by whom Recipient is employed to terminate Recipient’s employment at any time or for any reason, with or without cause, or to decrease Recipient’s compensation or benefits.

10.                               Entire Agreement; Amendment.  This Agreement, together with the Plan, constitutes the entire agreement of the parties with regard to the subjects hereof and supersedes all prior agreements, understandings and arrangements, oral and written, between the parties with respect to the subject matter hereof.  Except as provided in Section 6, this Agreement may be amended only by written agreement between the Company and Recipient.

11.                               Interpretation of the Plan and the Agreement.  The Company’s Board of Directors or a committee thereof has the sole authority to interpret the provisions of this Agreement and the Plan and all determinations by it are final and conclusive.

12.                               Notices.  Any notice, demand, request, waiver and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party when (a) actually received by the party, (b) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (d) received or rejected by the addressee, if sent by certified mail, return receipt requested. Communications to the Company shall be addressed to Erickson Air-Crane Incorporated, Attn. Corporate Secretary, at its principal executive offices.  Communications to Recipient shall be to the address of Recipient in the Company’s records, or at such other address as such party may designate by ten days’ advance written notice to the other party.  Recipient consents to the electronic delivery of any prospectus and any other documents relating to this award in lieu of mailing or other form of delivery.

13.                               Rights and Benefits.  The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon Recipient’s heirs, executors, administrators, successors, and assigns.

14.                               Further Action.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

15.                               Applicable Law.  The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon, without regard to conflicts of law provisions.

16.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

(Signature page follows.)

The Company:	ERICKSON AIR-CRANE INCORPORATED

By:

Name:

Title:

	Address:	5550 SW Macadam Avenue, Suite 200 Portland, OR 97239

Recipient:

Name:

Address: